Exhibit 32.1

Form of Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Spark Networks SE (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2022 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2022	By:	/s/ Eric Eichmann
Eric Eichmann
Chief Executive Officer